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                                STOCK OPTION AGREEMENT


         This STOCK OPTION AGREEMENT dated as of August 18, 1997 (this "Agreement"), is made and entered into by and among International Wireless Communications Holdings, Inc., a Delaware corporation ("IWCH"), and Pakistan Wireless Holdings Limited, a Mauritius company ("PWH").

                                       RECITALS

         WHEREAS, IWCH has formed PWH as an indirect wholly owned subsidiary and agreed to transfer 493,510 shares of IWCH Class 1 Common Stock, par value $.01 per share, to PWH (the "Transferred Shares");

         WHEREAS, PWH has borrowed funds pursuant to that certain Loan Agreement dated August 18, 1997 among PWH, Toronto Dominion Investments, Inc. ("TDI") and the other lenders named therein (together with TDI, the "Lenders") (the "PWH Loan Agreement") to purchase ordinary shares (the "Shares") of International Wireless Communications Pakistan, Limited. ("IWCPL").

         WHEREAS, the Shares have been pledged to TDI, as agent for the Lenders, to secure the obligations of PWH under the PWH Loan Agreement; and

         WHEREAS, as a condition to transferring the Transferred Shares to PWH, IWCH will receive an option to purchase the Shares in accordance with the terms and conditions of this Agreement;

         NOW, THEREFORE, based on the foregoing premises and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

         1. GRANT OF OPTION. PWH hereby grants to IWCH, an exclusive and irrevocable option (the "Option") to purchase, subject to the terms and conditions of this Agreement, all or any portion of the ordinary and preference shares of IWCPL owned by PWH (together with any shares of capital stock into which such ordinary and preference shares have been converted, whether by merger, exchange, reclassification or otherwise, the "Option Shares").

         2. EXERCISE PRICE; PAYMENT. The exercise price of the Option Shares purchased by IWCH pursuant to Section 1 hereof shall be the original purchase price of such Option Shares paid by PWH for such shares together with any amounts funded PWH as additional capital contributions with respect to such shares (the "Exercise Price"). The Exercise Price shall be paid in cash (by check or wire transfer) or cancellation of all indebtedness of PWH held by IWCH, the value of which indebtedness shall be as determined in good faith by the Board of Directors of IWCH.


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         3.   EXERCISE OF OPTION; DURATION; CLOSINGS.

              (a) The Option may be exercised at any time after the Exercise Date (as defined below) and prior to the Expiration Date (as defined below).

              (b) The "Exercise Date" is the first date on which the obligations of the borrower under the PWH Loan Agreement and under the loan agreement dated August __, 1997 among IWCH, TDI and the other lenders named therein are satisfied or discharged in full, whether by repayment at or prior to maturity, exchange or cancellation of the promissory notes issued thereunder (the "Notes").

              (c) The "Expiration Date" shall be the date 180 days after the Exercise Date.

              (d) To exercise the Option, IWCH shall, prior to the Expiration Date, send a written notice (a "Notice of Exercise") to PWH specifying (i) the location, date and time for the closing (a "Closing") of the purchase (which date shall be no later than five calendar days and no earlier than the next day after the date such notice is mailed, but in no event earlier than the date on or by which the condition specified in Section 4(a) has been satisfied); and
(ii) the form(s) in which the Exercise Price is to be paid with respect to the Option. If the Closing is to occur sooner than three calendar days from the date on which a Notice of Exercise is sent, notice shall also be given to PWH by confirmed telecopy, at the time the Notice of Exercise is sent, of the information contained in such Notice of Exercise.

              (e)  At the Closing:

                   (i) IWCH shall: (A) if it has elected to pay all or a portion of the Exercise Price in cash, deliver to PWH by check or wire transfer an amount equal to the cash portion of Exercise Price; and/or (B) if it has elected to pay all or a portion of the Exercise Price by cancellation of indebtedness, deliver to PWH the PWH appropriate documents evidencing the indebtedness to be canceled and a certificate executed by the Chief Financial Officer of IWCH setting forth the fair market value of such indebtedness.

                   (ii) PWH shall deliver to IWCH one or more certificates registered in the name of IWCH representing Options Share being acquired by IWCH at the Closing.

         4.   CONDITION TO CLOSING.

              (a) CONDITIONS TO CLOSING OBLIGATIONS OF PWH AND IWCH. The respective obligations of PWH and IWCH to proceed with the Closing shall be subject to the satisfaction prior to the Closing of the condition that no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority, subsequent to the date of this Agreement, that prohibits or restricts the effectuation of any of the transactions contemplated by this Agreement.


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

              (b) ADDITIONAL CONDITIONS TO PWH'S CLOSING OBLIGATIONS. In addition to the condition specified in Section 4(a), the obligation of PWH to proceed with the Closing shall also be subject to the satisfaction of the following conditions (except to the extent waived by IWCH in its sole discretion), notwithstanding the prior giving of Notice of Exercise providing for the Closing:

                   (i) PWH shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement that are required to be performed and complied with by it at or prior to the date of the Closing; and

                   (ii) The representations and warranties of PWH contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all material respects.

              (c) ADDITIONAL CONDITION TO IWCH'S CLOSING OBLIGATIONS. In addition to the condition specified in Section 4(a), the obligation of IWCH to proceed with any Closing shall also be subject to the satisfaction (except to the extent waived by PWH, in its sole discretion), of the following conditions:

                   (i) IWCH shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement that are required to be performed and complied with by it at or prior to the date of the Closing; and

                   (ii) The representations and warranties of IWCH contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all material respects.

         5. COVENANT BY PWH. Without IWCH's written consent (which may be withheld at its sole discretion) PWH shall at no time prior to the Expiration Date take, or refrain from taking, any action where the effect of so doing would be to (i) prevent or disable PWH from delivering the Option Shares to IWCH upon exercise of the Option, (ii) prevent or disable PWH from performing any of its other obligations under this Agreement, or (iii) prevent or disable IWCH from exercising any of its rights under this Agreement.

         6. REPRESENTATIONS AND WARRANTIES OF PWH. PWH represents and warrants that, as of the date of this Agreement:

              (a) PWH has full right, power and authority to enter into and perform this Agreement (including, without limitation, full right, power and authority to sell the Option Shares), and this Agreement has been duly authorized by all necessary action on the part of PWH, and has been duly executed and delivered by PWH and is valid, binding and enforceable against PWH in accordance with its terms.


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

              (b) Subject to the PWH Loan Agreement and the transactions contemplated thereby, PWH is the holder and beneficial owner of the Shares.

         7. REPRESENTATIONS AND WARRANTIES OF IWCH. IWCH represents and warrants that, as of the date of this Agreement:

              (a) IWCH has full right, power and authority to enter into and perform this Agreement, and this Agreement has been duly authorized by all necessary action on the part of IWCH, and has been duly executed and delivered by IWCH and is valid, binding and enforceable against IWCH in accordance with its terms.

         8. SPECIFIC PERFORMANCE. PWH and IWCH acknowledge that their respective rights under this Agreement are unique and that neither of them will have adequate remedies at law if another fails to perform any of its obligations under this Agreement. Accordingly, PWH and IWCH agree that each shall have the right, in addition to any other rights which it may have, to specific performance and equitable injunctive relief if the other shall fail or threaten to fail to perform any of its obligations under this Agreement.

         9.   MISCELLANEOUS.

              (a) GOVERNING LAWS. It is the intention of the parties to this Agreement that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of its terms, and the interpretation and enforcement of the provisions to this Agreement.

              (b) NOT ASSIGNABLE. No party to this Agreement shall be permitted to assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other parties.

              (c) SEVERABILITY. If any provision of this Agreement, or the application of such provision, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties to this Agreement. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

              (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument.

              (e) OTHER REMEDIES. Except as otherwise provided in this Agreement, any and all remedies expressly conferred by a party in this Agreement shall be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.


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

              (f) AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound. The waiver by a party of any breach of this Agreement or default in the performance of this Agreement shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure of any party to enforce any of the provisions of this Agreement shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

              (g) NOTICES. Whenever any party to this Agreement desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service, by commercial overnight courier service, by confirmed telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties at the addresses set forth on the signature page hereto. Such communications shall be effective when they are received by the addressee of such communication.

              (h) HEADINGS. The titles and headings in this Agreement are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

              (i) FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described in this Agreement and contemplated by this Agreement and to carry into effect the intents and purposes of this Agreement.

              (j) ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder or partner of any party to this Agreement or any other person or entity unless specifically provided otherwise to this Agreement, and, except as so provided, all provisions of this Agreement shall be personal solely between the parties to this Agreement.



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

         The parties have executed this Stock Option Agreement as of the date first above written.


INTERNATIONAL WIRELESS
COMMUNICATIONS HOLDINGS, INC.

By:    /s/ Douglas S. Sinclair
       --------------------------------

Name:  Douglas S. Sinclair
       --------------------------------

Title: Executive Vice President
       --------------------------------


PAKISTAN WIRELESS HOLDINGS, LTD.


By:  /s/ Aarti C. Gurnani
   --------------------------------

Name:
   --------------------------------

Title:
   --------------------------------






                       SIGNATURE PAGE TO STOCK OPTION AGREEMENT